EXHIBIT 12:

                      OPINION AND CONSENT OF
                JORDEN BURT BERENSON & JOHNSON LLP
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                         October 10, 1995


Board of Directors
The Rushmore Fund, Inc.
4922 Fairmont Avenue
Bethesda, Maryland  20814

Re:  Federal Income Tax Consequences of Proposed Reorganization

Ladies and Gentlemen:

          We have acted  as counsel  to The  Rushmore Fund,  Inc.
(the "Fund"), a Maryland corporation, in connection with a reorganization transaction, described herein, that is to be entered into by

          (i)  The     Rushmore     U.S.     Government
               Intermediate-Term  Securities  Portfolio
               (the "Acquired Portfolio"), a series of the Fund, and

          (ii)      The Rushmore  U.S. Government Long-
               Term    Securities     Portfolio    (the
               "Acquiring Portfolio"), another series of the Fund,

pursuant to the Agreement and Plan of Reorganization (the "Reorganization Plan") unanimously approved by the Board of Directors of the Fund (the "Board") on July 27, 1995. The Reorganization Plan provides that, pursuant to the reorganization transactions, all of the assets of the Acquired Portfolio (the "Acquired Portfolio Assets") are to be transferred to the
Acquiring Portfolio in exchange solely for voting shares of common stock in the Acquiring Portfolio ("Acquiring Portfolio Shares") and the assumption by the Acquiring Portfolio of all the liabilities of the Acquired Portfolio (the "Reorganization"). This opinion is given pursuant to Section 8.5 of the Reorganization Plan.

                      SOURCES OF INFORMATION

          In forming our opinion, we have examined those documents and legal authorities that we deemed appropriate for this purpose. These authorities included various provisions of the Internal Revenue Code of 1986, as amended (the "Code" or "I.R.C."), and the U.S. Treasury Income Tax Regulations promulgated thereunder ("Treasury Regulations" or "Treas. Regs."), judicial decisions, and administrative pronouncements by the Internal Revenue Service (the "Service"). In addition to the legal authorities mentioned above, we also have reviewed various documents, including:

          (1)       the Reorganization Plan;
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                    Page 2


          (2)       Post-Effective Amendment  No. 15 to
               the Registration Statement  on Form N-1A
               of   the   Fund,   as  filed   with  the
               Securities and  Exchange Commission (the
               "Commission") on December 21, 1994;

          (3)       the  Articles  of Incorporation  of
               the Fund, dated July 17, 1985, as last amended October 29, 1991 (the "Rushmore
               Articles");

          (4)       the By-Laws of the Fund; and

          (5)       the  minutes of  the July  27, 1995
               meeting of the Board (collectively, the "Fund Documents").


                        SUMMARY OF OPINION

          Our opinion set forth below assumes:

          (1)       the accuracy of the  statements and
               facts concerning  the Reorganization, as
               set   forth   in    this   letter,   the
               Reorganization   Plan,   and   the  Fund
               Documents,   including   the    business
               purposes     for     consummating    the
               Reorganization as stated therein; and

          (2)       the accuracy of the representations
               made to us by the Fund  on behalf of the
               Acquired  Portfolio  and  the  Acquiring
               Portfolio, which representations are set
               forth in the  Fund Officer's Certificate
               of     even    date     herewith    (the
               "Representations"), and are set forth below under the heading "ASSUMPTIONS";
               and

          (3)  that   the    Reorganization   will   be
               consummated  in the  manner contemplated
               by and in accordance  with the terms and
               conditions    set     forth    in    the
               Reorganization    Plan   and    in   the
               Registration Statement on  Form N-14  of
               the Fund, as filed  with the  Commission
               on October 10, 1995 (the "Reorganization
               Registration Statement").
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                    Page 3


          This opinion is conditioned upon there being no change in the Code, Treasury Regulations, judicial decisions, or administrative pronouncements by the Service between the date hereof and the closing date of the Reorganization. This opinion is further conditioned upon our receiving such executed letters of representation from the Fund, on behalf of the Acquired Portfolio and the Acquiring Portfolio, as we shall request. This opinion shall be effective only at such time as we receive those letters and confirm our opinion in writing on the closing date of the Reorganization and, in the absence of such confirmation, will be deemed to have been withdrawn.

          Based upon the facts and assumptions stated herein, and for the reasons set forth below, it is our opinion that, for federal income tax purposes, the Reorganization will constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. The consequences of this tax treatment of the Reorganization are described more fully below under the heading "CONCLUSIONS."

                              FACTS

1.        The  Rushmore  Fund,  the Acquired  Portfolio,  and the
          Acquiring Portfolio

          The Fund was organized as a corporation under the laws of the State of Maryland pursuant to the Rushmore Articles. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company. Accordingly, the Fund is subject to the provisions of the 1940 Act, and the rules and regulations of the Commission thereunder. The operations of the Fund are further governed by the Rushmore Articles, by the Fund's By-Laws, and by Maryland law, as applicable. The Fund presently is authorized to issue 1,000,000,000 shares of Common Stock, $.001 par value per share, which may be issued in four separate classes: the Rushmore Money Market Portfolio, the Rushmore Nova Portfolio, the Rushmore U.S. Government Intermediate-Term Securities Portfolio, and the Rushmore U.S. Government Long-Term Securities Portfolio. The Fund is qualified to be taxed as a regulated investment company ("RIC") under the Code, has elected to be taxed as a RIC for federal income tax purposes under Section 851 of the Code continually since the Fund's organization, and has qualified to be taxed as a RIC under Section 851 of the Code continually since the Fund's organization.


          Article TENTH,  Section (d),  of the  Rushmore Articles
provides that:
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The Rushmore Fund, Inc.                                    Page 4


          In furtherance and  not in limitation of  the
          powers conferred by the  laws of the State of
          Maryland, the Board of Directors is expressly
          authorized:   (d)  In addition  to the powers
          and  authorities  granted  herein by  statute
          expressly  conferred  upon it,  the  Board of
          Directors may exercise all such powers and do
          all such acts and  things as may be exercised
          or   done   by   the  Corporation,   subject,
          nevertheless, to the provisions of Maryland law, of these Articles of Incorporation, and of the By-Laws of the Corporation.

          Article THIRTEENTH, of the Rushmore Articles provides that:

          Notwithstanding any provision of Maryland Law
          requiring more  than a  majority vote  of the
          Common Stock in connection with any corporate
          action  (including, but  not limited  to, the
          amendment of the  Articles of  Incorporation)
          unless otherwise provided  in the Articles of
          Incorporation,  the  Corporation may  take or
          authorize such action upon the favorable vote
          of  the   holders  of   a  majority   of  the
          outstanding shares of Common Stock.

          Article II, Section 5, "Meetings of Stockholders," of the Fund's By-Laws provides that:

          At any meeting  of Stockholders, the presence
          in  person or  by proxy  of the  Stockholders
          entitled  to cast  a  majority of  the  votes
          thereof  shall  constitute  a  quorum.    If,
          however,  such quorum shall not be present or
          represented at any meeting,  the Stockholders
          entitled to  vote thereat, present  in person
          or represented by proxy, shall have the power
          to  adjourn the  meeting from  time to  time,
          without notice other than announcement at the
          meeting until  a quorum  shall be  present or
          represented.   At  such adjourned  meeting at
          which   a   quorum   shall  be   present   or
          represented any business may be transacted which might have been transacted at the meeting as originally convened.

          Article II,  Section 6, "Meetings of  Stockholders," of
the Fund's By-Laws provides that:
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The Rushmore Fund, Inc.                                    Page 5


          The vote of the holders of a majority  of the
          stock having voting power, present  in person
          or  represented by proxy,  at a  meeting duly
          called  and at  which  a  quorum is  present,
          shall decide any question brought before such
          meeting, unless a  greater proportion than  a
          majority  is required  for  such question  by
          applicable   statutes,  the   Certificate  of
          Incorporation, or these By-Laws.

          Article III, Section 1,  "Directors," of the Fund's By-
Laws provides that:

          The  business  of  the  Corporation  shall be
          managed by the Board of  Directors, which may
          exercise  all  powers  of   the  Corporation,
          except as are, by statute, or Certificate of Incorporation, or by these By-Laws, conferred or reserved to the Stockholders.

          The provisions of Article TENTH, Section (d), and Article THIRTEENTH of the Rushmore Articles, and Article II,
Section 5, Article II, Section 6, and Article III, Section 1, of the Fund's By-Laws, as set forth above, thus, provide the authority under which the Reorganization was proposed and will be undertaken by the Fund.

2.  The Reorganization

          The  Reorganization  must  be  approved  at  a  special
meeting of the Acquired Portfolio Shareholders (the "Special Meeting") by at least a majority of the outstanding Acquired Portfolio Shares. Neither the proxy rules under the Securities Exchange Act of 1934, as amended, nor the Rushmore Articles entitle Acquired Portfolio Shareholders to appraisal rights (i.e., to demand the fair value of their shares) in the event of a reorganization or merger. Consequently, the Acquired Portfolio Shareholders will be bound by the terms of the Reorganization Plan if such Reorganization Plan is approved at the Special Meeting. Any Acquired Portfolio Shareholder, however, may redeem his Acquired Portfolio Shares at net asset value prior to the closing date of the proposed Reorganization.

          Pursuant to the Reorganization, the Acquired Portfolio will transfer to the Acquiring Portfolio all of the existing Acquired Portfolio Assets and the Acquiring Portfolio will assume
all the  liabilities of  the Acquired Portfolio.   The  Acquiring
Portfolio  will  also  deliver   full  and  fractional  Acquiring
Portfolio Shares to the Acquired Portfolio in an amount equal in value to the net asset value of the issued and outstanding full
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                    Page 6


and fractional shares of common stock in the Acquired Portfolio as of the date of the Reorganization. The exact number of such Acquiring Portfolio Shares to be transferred will be determined by using a net asset value exchange ratio.

          On the effective date of the Reorganization, pursuant to the Reorganization Plan, the Acquiring Portfolio Shares received by the Acquired Portfolio in the transaction will be distributed pro rata to the shareholders of the Acquired Portfolio (the "Acquired Portfolio Shareholders"), the Acquired Portfolio will cease to exist, and all Acquired Portfolio shares of common stock of the Acquired Portfolio ("Acquired Portfolio Shares") will be canceled. As affirmed in the Representations (and as described more fully below under the heading "ASSUMPTIONS"), with respect to the Reorganization:

          (1)       to  the  best   knowledge  of   the
               management of the Fund, there is no plan
               or intention on the part of the Acquired
               Portfolio   Shareholders  to   sell,  to
               exchange, or otherwise to dispose of any
               of   the   Acquiring   Portfolio  Shares
               received in the Reorganization, except pursuant to investment decisions made in the ordinary course of investing in mutual funds;

          (2)       the   Acquiring    Portfolio   will
               continue to use the Acquired Portfolio's
               historic business assets received by the
               Acquiring      Portfolio      in     the
               Reorganization    in    the    Acquiring
               Portfolio's      continuing     business
               enterprises;

          (3)       there  is no  plan or  intention by
               the  Acquiring  Portfolio   to  sell  or
               dispose of the Acquired Portfolio Assets
               received  in  the  Reorganization (other
               than  in   the  normal   course  of  the
               Acquiring      Portfolio's      business
               operations as a mutual fund);  and

          (4)       the  Reorganization  is not  a tax-
               motivated   transaction  and   has  been
               proposed and  is being  undertaken for a
               number of business and economic reasons,
               such   as   promoting   more   efficient
               operations,       enabling       greater
               diversification,   and   continuing   to
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                    Page 7


               obtain  management   and  administrative
               services   at   acceptable   levels,  as
               described    in    the    Reorganization
               Registration Statement.

          The  Reorganization Plan provides that Money Management
Associates  ("MMA"),  the  investment  advisor  to  the  Acquired
Portfolio and the Acquiring Portfolio, will bear the aggregate expenses and costs of the Reorganization.

                           ASSUMPTIONS

          Our opinion assumes the accuracy of the following assumptions in connection with the proposed Reorganization (the
"Assumptions"):

          1.   Immediately  following  the consummation
               of  the  Reorganization,  every Acquired
               Portfolio Shareholder will  own full and
               fractional  Acquiring  Portfolio Shares,
               the value of  which Acquiring  Portfolio
               Shares will  be approximately  equal  to
               the value  of  such  Acquired  Portfolio
               Shareholder's   full   and    fractional
               Acquired  Portfolio  Shares  immediately
               prior to the  Reorganization, and  every
               such Acquired Portfolio Shareholder will
               own such full  and fractional  Acquiring
               Portfolio Shares solely by reason of the
               ownership  by   the  Acquired  Portfolio
               Shareholder   of  full   and  fractional
               Acquired Portfolio Shares immediately prior to the Reorganization.

          2.   To the best knowledge of  the management
               of  the  Fund,  there   is  no  plan  or
               intention  on the  part of  the Acquired
               Portfolio   Shareholders  to   sell,  to
               exchange, or otherwise to dispose of any
               of   the   Acquiring   Portfolio  Shares
               received in the Reorganization, except pursuant to investment decisions made in the ordinary course of investing in mutual funds.

          3.   Immediately  following  the consummation
               of  the  Reorganization,  the  Acquiring
               Portfolio will possess all of the assets
               and   liabilities   possessed   by   the
               Acquired Portfolio  immediately prior to
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The Rushmore Fund, Inc.                                    Page 8


               the   Reorganization.      The  Acquired
               Portfolio   will    continue   to   make
               redemptions required by Section 22(e) of
               the  1940   Act  and   regular,   normal
               dividends declared and paid in  order to
               ensure    the    Acquired    Portfolio's
               continued   RIC    qualification   under
               Section 851  of the  Code,  but none  of
               these redemptions  or distributions will
               be  made  in   anticipation  of,  or  in
               connection with, the Reorganization.

          4.   The Acquiring  Portfolio has  no plan or
               intention to  issue additional Acquiring
               Portfolio    Shares    following     the
               Reorganization, except such shares as the Acquiring Portfolio will issue in the ordinary course of business as an investment company which continuously offers its shares to the public at net asset value.

          5.   The Acquiring Portfolio has  no plan  or
               intention  to  reacquire   any  of   the
               Acquiring Portfolio Shares issued in the Reorganization, except as required by
               Section 22(e) of the 1940 Act.

          6.   The Acquiring Portfolio has  no plan  or
               intention  to  sell   or  otherwise   to
               dispose of any of the Acquired Portfolio
               Assets  acquired in  the Reorganization,
               except  for  dispositions  made  in  the
               ordinary   course   of   the   Acquiring
               Portfolio's business operations as an investment company.

          7.   The  Acquired Portfolio  will distribute
               the   Acquired   Portfolio   Shares   it
               receives   in   the   Reorganization  in
               pursuance of the Reorganization Plan.

          8.   All of  the liabilities  of the Acquired
               Portfolio  that are to be assumed by the
               Acquiring  Portfolio  and   all  of  the
               liabilities,  if  any,   to  which   the
               transferred  Acquired  Portfolio  Assets
               are  subject   were  incurred   by   the
               Acquired   Portfolio  in   the  ordinary
               course   of  the   Acquired  Portfolio's
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                    Page 9


               business and are associated with the Acquired Portfolio Assets transferred in the Reorganization.

          9.   Following   the    Reorganization,   the
               Acquiring  Portfolio  will  continue the
               historic   business   of   the  Acquired
               Portfolio and  will  use  a  significant
               portion  of   the  Acquired  Portfolio's
               historic  business  assets,  received by
               the    Acquiring   Portfolio    in   the
               Reorganization,   in    the    Acquiring
               Portfolio's      continuing     business
               enterprises.

          10.  All  expenses  and   costs  incurred  in
               connection  with the  Reorganization and
               the   transactions  and   other  actions
               contemplated thereby  will  be  paid  by
               MMA,  including   legal  and  accounting
               expenses,  and  administrative  costs of
               the  Reorganization,  such  as printing,
               clerical work, security underwriting and
               registration costs,  transfer taxes, and
               transfer agent's fees,  and as otherwise
               provided   for  in   the  Reorganization
               Registration Statement.

          11.  The Acquiring  Portfolio does  not  own,
               directly  or  indirectly,  nor  has  the
               Acquiring  Portfolio  owned  during  the
               past  five   (5)  years,   directly   or
               indirectly, any  stock of  the  Acquired
               Portfolio.

          12.  At the  time of the Reorganization,  the
               Acquired   Portfolio   will   not   have
               outstanding   any   warrants,   options,
               convertible  securities,  or  any  other
               type  of  right  pursuant  to  which any
               person  could  acquire   stock  in   the
               Acquired Portfolio, except for the right
               to  purchase stock  at  its  fair market
               value  in   the   ordinary   course   of
               business.

          13.  There is  no intercorporate indebtedness
               existing between the Acquiring Portfolio
               and  the  Acquired  Portfolio  that  was
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                   Page 10


               issued, was acquired, or will be settled at a discount.

          14.  The  fair market  value of  the Acquired
               Portfolio  Assets   transferred  to  the
               Acquiring Portfolio will equal or exceed
               the  sum  of   the  liabilities  of  the
               Acquired   Portfolio   assumed   by  the
               Acquiring Portfolio, plus  the amount of
               liabilities,  if  any,   to  which   the
               transferred Acquired Portfolio Assets are subject.

          15.  The Acquired Portfolio is not  under the
               jurisdiction of a court in a Title 11 or
               similar  case  within   the  meaning  of
               Section 368(a)(3)(A) of the Code.

                           CONCLUSIONS

          For the reasons set forth above, and based solely on the information and the Assumptions set forth above, our opinion is that, for federal income tax purposes, the Reorganization will qualify for non-recognition treatment under Section 368(a)(1)(C) of the Code. Accordingly, the following tax consequences should result with respect to the Reorganization:

          1.   The   acquisition   by   the   Acquiring
               Portfolio  of   all  of   the   Acquired
               Portfolio Assets solely  in exchange for
               the Acquiring  Portfolio Shares received
               in the Reorganization and the assumption
               of  the  accrued   liabilities  of   the
               Acquired  Portfolio,   followed  by  the
               distribution by the Acquired Portfolio to the Acquired Portfolio Shareholders of such Acquiring Portfolio Shares and any remaining Acquired Portfolio Assets will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

          2.   The Acquired Portfolio and the Acquiring
               Portfolio each will be treated as a "party to a reorganization" within the meaning of Code Section 368(b).

          3.   Pursuant to Sections  361(a) and  357(a)
               of  the Code,  no gain  or loss  will be
               recognized  to  the  Acquired  Portfolio
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               upon the transfer  of substantially  all
               of the Acquired Portfolio Assets  to the
               Acquiring  Portfolio solely  in exchange
               for   the  Acquiring   Portfolio  Shares
               received in the  Reorganization and  the
               assumption by the Acquiring Portfolio of
               all  the  liabilities  of  the  Acquired
               Portfolio.   In  addition,  pursuant  to
               Section 361(c)(1)  of the Code, no  gain
               or  loss  will   be  recognized  to  the
               Acquired Portfolio upon the distribution
               by  the   Acquired  Portfolio   to   the
               Acquired  Portfolio Shareholders  of the
               Acquiring  Portfolio Shares  received in
               the Reorganization in  exchange for  the
               Acquired     Portfolio     Shareholders'
               Acquired Portfolio Shares pursuant to the Reorganization Plan.

          4. Pursuant to Section 362(b) of the Code, the tax basis of the Acquired Portfolio
               Assets  in the  hands  of  the Acquiring
               Portfolio will be the same as the tax basis of such assets in the hands of the Acquired Portfolio immediately prior to the proposed Reorganization.

          5.   Pursuant to Section 1032(a) of the Code,
               no gain or  loss will  be recognized  to
               the   Acquiring   Portfolio   upon   the
               Acquiring  Portfolio's  receipt  of  the
               Acquired  Portfolio  Assets  pursuant to
               the  Reorganization  in  exchange solely
               for the  Acquiring Portfolio  Shares  or
               upon the distribution of those Acquiring
               Portfolio   Shares   to   the   Acquired
               Portfolio  Shareholders in  exchange for
               the  Acquired   Portfolio  Shareholders'
               Acquired Portfolio Shares.

          6.   Pursuant to Section 1223(2) of the Code,
               the  holding  period   of  the  Acquired
               Portfolio Assets  to be  received by the
               Acquiring      Portfolio      in     the
               Reorganization will  include the holding
               period   during   which   such  Acquired
               Portfolio  Assets  were   held  by   the
               Acquired Portfolio  immediately prior to
               the Reorganization.
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Board of Directors                               October 10, 1995
The Rushmore Fund, Inc.                                   Page 12


          7.   Pursuant to  Section  354(a)(1)  of  the
               Code, no gain or loss will be recognized
               to  the Acquired  Portfolio Shareholders
               pursuant to the  Reorganization upon the
               receipt   by   the   Acquired  Portfolio
               Shareholders of the  full and fractional
               Acquiring   Portfolio   Shares  received
               solely  in  exchange  for  the  Acquired
               Portfolio   Shareholders'    full    and
               fractional Acquired Portfolio Shares.

          8.   Pursuant to  Section  358(a)(1)  of  the
               Code,  the  tax basis  of  the  full and
               fractional Acquiring Portfolio Shares to
               be received  by the  Acquired  Portfolio
               Shareholders     pursuant     to     the
               Reorganization will be the same as the tax basis of the full and fractional
               Acquired Portfolio Shares surrendered by the Acquired Portfolio Shareholders in exchange therefor.

          9.   Pursuant to Section 1223(1) of the Code,
               the  holding  period  of  the  full  and
               fractional Acquiring Portfolio Shares to
               be received  by the  Acquired  Portfolio
               Shareholders in  the Reorganization will
               include the holding  period during which
               the   full   and   fractional   Acquired
               Portfolio  Shares   surrendered  by  the
               Acquired   Portfolio   Shareholders   in
               exchange therefor were held; provided, that those full and fractional Acquired
               Portfolio Shares were held as capital assets in the hands of the Acquired
               Portfolio Shareholders on the date of the Reorganization.

          10.  Pursuant to  Section 381(a) of the  Code
               and  Section 1.381(a)-1 of  the Treasury
               Regulations,  the   Acquiring  Portfolio
               will  succeed to  and take  into account
               the  items  of  the  Acquired  Portfolio
               described in Section 381(c) of the Code,
               subject    to    the    provisions   and
               limitations  specified in  Sections 381,
               382, 383,  and 384  of the  Code and the
               Treasury Regulations thereunder.
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The Rushmore Fund, Inc.                                   Page 13


          11.  Pursuant to  Section  381(c)(2)  of  the
               Code  and  Section 1.381(c)(2)-1  of the
               Treasury  Regulations,   the   Acquiring
               Portfolio will succeed  to and take into
               account the  earnings  and  profits,  or
               deficit  in earnings and profits, of the
               Acquired  Portfolio as  of  the  date of
               transfer.  Any deficit  in earnings  and
               profits of either the Acquired Portfolio
               or the Acquiring  Portfolio will be used
               only to offset the earnings  and profits
               accumulated  after  the   date  of   the
               transfer.

          As stated above, our opinion is based upon and subject to the facts, Assumptions, and reasons discussed herein. No opinion is expressed or implied with respect to any entity's qualification as a RIC or with respect to any other tax matters aside from the qualification of the Reorganization under
Section 368(a)(1)(C) of the Code and the related tax consequences as set forth above. Our opinion is based upon our analysis of the current law, but neither the courts nor the Service are, in any way, bound by our analysis. We consent to the use of this opinion as an exhibit to the Reorganization Registration Statement on Form N-14 under which the Acquiring Portfolio Shares will be registered.

                              Sincerely,


                              /s/JORDEN  BURT BERENSON  & JOHNSON
LLP
                              JORDEN BURT BERENSON & JOHNSON LLP
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